Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Chilwa Minerals Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares represented by ADSs issuable upon exercise of Warrants	(1)	457(o)		$	$4,000,000.00	0.0001381	$552.40
Fees Previously Paid	Equity	Ordinary shares, represented by American Depositary Shares	(2)	457(o)			5,750,000.00		794.08
Fees Previously Paid	Equity	Ordinary shares represented by ADSs issuable upon exercise of Warrants	(3)	457(o)			0.00		0.00
Fees Previously Paid	Equity	Ordinary shares underlying the American Depositary Shares issuable upon exercise of Representative's Warrants	(4)	457(o)		$	$359,375.00		$49.63

Total Offering Amounts:							$10,109,375.00		1,396.11
Total Fees Previously Paid:									843.71
Total Fee Offsets:									0.00
Net Fee Due:									$552.40

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Offering Note(s)

(1)	In the form of American Depositary Shares (as evidenced by American Depositary Receipts, each representing 10 ordinary shares) have been registered on a separate registration statement on Form F-6 (File No. 333-297366).

The maximum aggregate offering price has been estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2)	In the form of American Depositary Shares (as evidenced by American Depositary Receipts, each representing 10 ordinary shares) have been registered on a separate registration statement on Form F-6 (File No. 333-297366).

The maximum aggregate offering price has been estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

Please note that our offering amount has decreased from $5,750,000 to $4,000,000 so the filing fee has decreased from $794.08 to $552.
(3)	In the form of American Depositary Shares (as evidenced by American Depositary Receipts, each representing 10 ordinary shares) have been registered on a separate registration statement on Form F-6 (File No. 333-297366).

The maximum aggregate offering price has been estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

No fee pursuant to Rule 457(g) under the Securities Act.
(4)	In the form of American Depositary Shares (as evidenced by American Depositary Receipts, each representing 10 ordinary shares) have been registered on a separate registration statement on Form F-6 (File No. 333-297366).

The maximum aggregate offering price has been estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

The maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative’s Warrant will be exercisable at a per share exercise price equal to 125% of the public offering price per ADS. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities, the proposed maximum aggregate offering price of the Representative’s Warrant is $250,000, which is equal to 125% of $200,000.

Please note that our offering amount has decreased from $395,375 to $250,000 so the filing fee has decreased from $49.63 to $34.53.